Exhibit A
                                                                     Page 1 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                              As of March 31, 2003
                                   (Unaudited)


Assets

Current Assets:
    Cash and temporary cash investments                    $ 15,723,324
    Accounts receivable:
      Contract                                               78,098,845
    Associated companies                                        401,187
      Other                                                     476,292
    Other                                                    18,474,591
                                                            -----------
         Total current assets                               113,174,239
                                                            -----------

Other Property & Investments:
    Nonutility plant, net                                    15,652,717
    Other investments                                         2,120,903
                                                            -----------

         Total Other Property & Investments                  17,773,620
                                                            -----------

Goodwill, net                                                63,135,972
                                                            -----------

Deferred Debits and Other Assets                              1,232,161
                                                            -----------


         Total Assets                                      $195,315,992
                                                            ===========

                                                                      Exhibit A
                                                                     Page 2 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                              As of March 31, 2003
                                   (Unaudited)




Liabilities and Stockholder's Equity

Current Liabilities:
    Notes payable                                                $         -
    Accounts payable                                              11,867,689
    Accrued income taxes                                                   -
    Other                                                         47,836,405
                                                                 -----------

         Total current liabilities                                59,704,094
                                                                 -----------

Non-Current Liabilities:
    Deferred income taxes                                                  -
    Other                                                            235,428
                                                                 -----------

         Total non-current liabilities                               235,428
                                                                 -----------

Stockholder's Equity:
    Common stock & capital surplus                               135,376,470
    Retained earnings                                                      -
                                                              --------------

         Total stockholder's equity                              135,376,470
                                                                 -----------


         Total Liabilities and Stockholder's Equity             $195,315,992
                                                                 ===========

                                                                    Exhibit A
                                                                   Page 3 of 3

                                 MYR GROUP INC.
                        Consolidated Statement of Income
                   For the Twelve Months Ended March 31, 2003
                   ------------------------------------------
                                   (Unaudited)


Operating Revenues                                              $491,401,317
                                                                 -----------

Operating Expenses:
     Operation and maintenance expenses                          482,608,598
     Provision for depreciation and amortization                   1,165,654
                                                                 -----------
         Total operating expenses                                483,774,252
                                                                 -----------

Operating Income                                                   7,627,065

Other Income & Deductions:
     Other income/(deductions)                                       148,919
     Taxes - other income & deductions                            (1,881,006)
                                                                 -----------
         Total other income & deductions                          (1,732,087)
                                                                 -----------

Income Before Net Interest Charges                                 5,894,978

Net interest charges                                                       -
                                                                 -----------

Net Income                                                      $  5,897,978
                                                                 ===========